SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ALANCO TECHNOLOGIES, INC.

                 (Exact name of registrant specified in charter)





                    Arizona                             86-0220694

                  (State or other jurisdiction of (I.R.S. Employer

                 Incorporation or organization) Identification No.)



                          15575 North 83rd Way, Suite 3

                            Scottsdale, Arizona 85260

                                 (480) 607-1010

          (Address and telephone number of principal executive offices)



                               Robert R. Kauffman
                             Chief Executive Officer
                            Alanco Technologies, Inc.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010
            (Name, address and telephone number of agent for service)

                                 With a Copy to:

                               Steven P. Oman, Esq.
                         10446 N. 74th Street, Suite 130
                            Scottsdale, Arizona 85258



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVENESS OF THIS REGISTRATION
STATEMENT

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE
Title of each                                  Proposed           Amount of
class of securities                            maximum aggregate  registration
to be registered      Amount to be Registered  offering price (1) fee
----------------      ----------------------- -----------------  ------------

Class A Common Stock        2,625,000                $0.45          $108.68

(1) Calculated for purposes of this offering under Rule 457(c) under the Securities Act of 1933 using the average of the high and low sales prices for the Company's Class A Common Stock on the NASDAQ SmallCap Market as of February 21, 2003.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2003


PROSPECTUS

                            ALANCO TECHNOLOGIES, INC.
                    2,625,000 Shares of Class A Common Stock


THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
 FACTORS" ON PAGE 5 FOR INFORMATION THAT YOU SHOULD CONSIDER.

This prospectus is being used in connection with offerings from time to time by some of our stockholders. We issued the shares offered in this prospectus to the selling stockholders in connection with a private placement financing completed in 2002. We expect that sales of shares of Class A Common Stock under this prospectus will be made

   o    in broker's transactions;

   o    in transactions directly with market makers; or

   o    in privately negotiated sales or otherwise.

The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of Class A Common Stock. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation. See "Plan of Distribution."

The selling stockholders own all 2,625,000 shares of Class A Common Stock. We will not receive any part of the proceeds from the sale of the shares. The registration of the shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares under this registration statement, or at any time in the near future.

Our Class A Common Stock is listed on the NASDAQ SmallCap Market, or NASDAQ, under the symbol "ALAN." On February 21, 2003, the last sale price of our Class A Common Stock on NASDAQ was $0.46 per share.

You should read this prospectus and any prospectus supplements carefully before deciding to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________, 2002.

                          TABLE OF CONTENTS
                                                              Page

Summary                                                          5
Risk Factors                                                     5
Safe Harbor Statements Under the Private Securities
   Litigation Reform Act of 1995                                 9
Issuance of Securities to Selling Stockholders                   9
Use of Proceeds                                                 10
Plan of Distribution                                            10
Selling Stockholders                                            12
Description of Securities                                       14
Legal Matters                                                   17
Experts                                                         17
Where You Can Find More Information                             17
Information Incorporated by Reference                           17


SUMMARY

         The following summary does not contain all of the information that may be important to purchasers of our Class A Common Stock. Prospective purchasers of Class A Common Stock should carefully review the detailed information and financial statements, including notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.


                                   The Company

Our company, Alanco Technologies, Inc., together with our subsidiaries, is a provider of advanced information technology solutions. Our operations at the end of fiscal 2002 (June 30, 2002) were diversified into two reporting business segments including: (i) design, production, marketing and distribution of RFID tracking technology, and (ii) manufacturing, marketing and distribution of data storage products.

Effective June, 2002, we acquired radio frequency identification tracking technology, known as "RFID", through the acquisition of the operations of Technology Systems International, Inc., a Nevada corporation. We continue to participate in the data storage market through two wholly-owned subsidiaries:
Arraid, Inc., a manufacturer of proprietary storage products to upgrade older "legacy" computer systems; and Excel/Meridian Data, Inc., a manufacturer of network attached storage systems for mid-range organizations.

Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

                                 The Offering
Securities offered by the Selling Shareholders....2,625,000 shares of Class A
                                                  Common Stock

Class A Common Stock currently outstanding........20,059,059 shares (1)

Use of proceeds...................................We will not receive any of the proceeds of sales of Class A
                                                  Common Stock by the Selling
                                                  Shareholders. We may, however,
                                                  receive proceeds from the
                                                  exercise of certain rights
                                                  held by some of the Selling
                                                  Shareholders under stock
                                                  options or warrants to
                                                  purchase Class A Common Stock
                                                  from us if that is the origin
                                                  of shares sold by those
                                                  Selling Shareholders.

Risk Factors......................................Prospective purchasers should carefully consider the
                                                  factors discussed under
                                                  "Risk Factors."

NASDAQ symbol.....................................ALAN

 (1) Excludes (i) 5,755,875 shares of Class A Common Stock reserved for issuance upon exercise of stock options outstanding as of January 22, 2003; (ii) 3,581,125 shares reserved for issuance upon the exercise of stock options that may be granted in the future under our stock option plans; (iii) 3,235,715 shares reserved for issuance upon exercise of outstanding warrants; and (iv) 873,340 shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock.


                                   RISK FACTORS

An investment in Alanco involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of Class A Common Stock offered under this prospectus. These matters should be considered in conjunction with the other information included or incorporated by reference in this prospectus. This prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this prospectus, including the information set out below, identifies important factors that could cause such differences. See "Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995."

TSI acquisition. We recently acquired Technology Systems International, Inc. ("TSI"). The following risks are relevant with respect to the recent acquisition:

o We must successfully operate the storage businesses that we already have, as well as integrate and successfully operate the TSI operations as contemplated by the acquisition. The process of integrating management operations, facilities, accounting, billing and collection systems, and other information systems requires continued investment of time and resources and can involve difficulties, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

o Our business model for the TSI business projects significant growth in the corrections market. We do not have experience in increasing market share in the corrections market and there is no certainty that we will be able to capture the required market share for TSI to achieve its anticipated financial success. The TSI RFID technology is currently being marketed to the corrections market to monitor the continuous location of incarcerated prisoners. Although there are a number of monitoring systems being marketed to the corrections industry, the TSI RFID system is currently the only system, to the best of our knowledge, that is able to continuously (every two seconds) monitor the location of prisoners, both inside and outside of buildings. There is no certainty that the corrections industry will adopt this technology broadly enough for us to reach our marketing projections.

o We purchase sub-components for the location and tracking system technology from a limited number of subcontractors that have the required technology to produce the sub-components in the quantities required. We cannot be assured that required sub-components will be available in the quantities and at the prices and terms anticipated.

o Our TSI products are reliant on key personnel who developed and understand the technology. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company.

We are subject to the budget constraints of the governmental agencies purchasing TSI's monitoring systems, which could result in a significant decrease in our anticipated revenues. We are subject to the budget constraints of the governmental agencies to whom we plan to sell the TSI monitoring systems. We cannot assure you that such governmental agencies will have the necessary revenue to purchase the systems even though they may want to do so. The funds available to governmental agencies are subject to various economic and political influences. Even though the TSI monitoring system may be recommended for purchase by corrections facility managers, the governmental agency responsible for the facility may not have sufficient budget resources to purchase the system.

General economic conditions. Recent unfavorable economic conditions and reduced information technology spending by our customers have adversely affected our business in recent quarters. If the economic conditions worsen, we may experience a material adverse impact on our business, operating results, and financial condition. Our data storage product division sells systems designed to up-grade and enhance older Legacy computer systems as well as network attached storage systems to mid-sized network users. The recent economic conditions have resulted in reduced spending by our customers for technology in general, including the data storage systems sold by us. We have reduced overhead to assist in offsetting our reduced sales volume; however, no assurance can be given that the current economic conditions will not worsen further exacerbating the sales slowdown. The TSI RFID system sales are less dependent upon current economic conditions as most of the system purchasers are governmental agencies. However, the current economic conditions do have an impact on governmental budgets, thereby potentially impacting our sales. See the previous section discussing the budget constraints of our governmental purchasers.

Acts of domestic terrorism and war have impacted general economic conditions and may impact the industry and our ability to operate profitably. On September 11,

2001, acts of terrorism occurred in New York City and Washington, D.C. On October 7, 2001, the United States launched military attacks on Afghanistan. As a result of those terrorist acts and acts of war, there has been a disruption in general economic activity. The demand for our data storage products and services have declined as layoffs in industries affect the economy as a whole. There may be other consequences resulting from those acts of terrorism, and any others which may occur in the future, including civil disturbance, war, riot, epidemics, public demonstration, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, quarantine restrictions, unavailability of capital, equipment, personnel, which we may not be able to anticipate. These terrorist acts and acts of war may continue to cause a slowing of the economy, and in turn, reduce the demand of our data storage products and services, which would harm our ability to make a profit. Also, as federal dollars are redirected to military efforts, they may not be available for the purchase of new federal prison monitoring systems. We are unable to predict the long-term impact, if any, of these incidents or of any acts of war or terrorism in the United States or worldwide on the U.S. economy, on us or on the price of our stock.

Future capital and liquidity needs; Uncertainty of proceeds and additional financing. We believe that, based on our fiscal 2003 operating plan, cash flow will be adequate to meet our anticipated future requirements for working capital expenditures, scheduled lease payments and scheduled payments of interest on our indebtedness. We will need to materially reduce expenses, or raise additional funds through public or private debt or equity financing, or both, if the revenue and cash flow elements of our 2003 operating plan are not met. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the company will be reduced, and such equity securities may have rights, preferences or privileges senior to those of the holders of Class A Common Stock. If we need to seek additional financing to meet working capital requirements, there can be no assurance that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our business, operating results, financial condition and ability to operate will be materially adversely affected.

Recent losses; Fluctuations in operating results. We had a consolidated net loss of $6,011,200 for the fiscal year ending June 30, 2002, and a consolidated net loss of $2,994,500 for the fiscal year ending June 30, 2001. In addition, our quarterly operating results have fluctuated significantly in the past and could fluctuate significantly in the future. We anticipate our financial performance will be significantly impacted by our acquisition of the TSI RFID technology effective June 1, 2002. As a result, our past quarterly operating results should not be used to predict future performance.

Intellectual property. Our business strategy is to continue the growth of our data storage businesses and develop the TSI business opportunity. The long-term success of this strategy depends in part upon the TSI intellectual property acquired. Third parties may hold United States or foreign patents which may be asserted in the future against the TSI technology, and there is no assurance that any license that might be required under such patents could be obtained on commercially reasonable terms, or otherwise. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so or that the steps taken by us in this regard will be adequate to deter infringement, misuse, misappropriation or independent third-party development of our technology or intellectual property rights or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Litigation may also become necessary to defend or enforce our proprietary rights. Any of such events could have a material adverse effect on our business, operating results and financial condition.

Dependence on key personnel. Our performance is substantially dependent on the services and performance of our executive officers and key employees. The loss of the services of any of our executive officers or key employees could have a material adverse effect on our business, operating results and financial condition. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations and managerial personnel. None of our executive officers are bound by an employment agreement or covered by key-man insurance.

Competition. Although early in the market development cycle, the TSI business/technology has no current, identified direct competitors. However, it can be expected that if and to the extent that the demand for the TSI technology increases, the number of competitors will likely increase. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

Relative to our data storage businesses, we operate in a very competitive environment, competing against numerous other companies, many of whom have greater financial resources and market position than we do.

Possible exercise and issuance of options and warrants may dilute interest of shareholders. As of the date of this prospectus, options to purchase 5,755,875 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.97. Additionally, warrants to purchase 3,235,715 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such warrants was $1.04. To the extent that any stock options currently outstanding or granted in the future are exercised, dilution to the interests of our shareholders may occur.

Possible de-listing of our stock on NASDAQ. Our Class A Common Stock currently trades on the NASDAQ SmallCap Market under the symbol "ALAN." However, there can be no assurance that an active trading market in our Class A Common Stock will be available at any particular future time. As of the date of this prospectus, we have received notice from NASDAQ that our stock price does not meet the NASDAQ listing eligibility requirement of a minimum closing bid price of $1.00. NASDAQ determined that we did meet the initial listing requirements for the NASDAQ SmallCap Market and gave us until February 10, 2003, to meet the closing bid price requirement. However, pursuant to a press release issued by NASDAQ on January 30, 2003, wherein NASDAQ announced plans to extend the bid price grace period for SmallCap issuers who demonstrate compliance with the core SmallCap initial listing criteria from 180 to up to 540 days, the Company's grace period for meeting the minimum closing bid price would be extended to February 2004. As the NASDAQ proposal awaits approval by the Securities and Exchange Commission, the Company cannot be assured that the bid price grace period will be extended. If the proposal is not approved, we may receive written notification from NASDAQ that our securities will be delisted. At that time, we may appeal NASDAQ's delisting determination to a Listing Qualification Panel. There can be no assurance that we will be in compliance with the continued listing standards in the future. If we are delisted, we may not be able to secure listing on other exchanges or quotation systems. This would materially adversely affect the price and liquidity of our common stock.

Payment of dividends. We do not anticipate that we will pay cash dividends on our Class A Common Stock in the foreseeable future. The payment of dividends by us will depend on our earnings, financial condition, and such other factors, as our Board of Directors may consider relevant. We currently plan to retain earnings to provide for the development of our business.

Our articles of incorporation and Arizona law may have the effect of making it more expensive or more difficult for a third party to acquire, or to acquire control, of us. Our articles of incorporation make it possible for our Board of Directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Arizona law prohibits a publicly held Arizona corporation from engaging in certain business combinations with certain persons, who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our Board of Directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our stockholders.

The market price of our Class A Common Stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

o   progress of our products through development and marketing;

o announcements of technological innovations or new products by us or our competitors;

o government regulatory action affecting our products or competitors' products in both the United States and foreign countries;

o   developments or disputes concerning patent or proprietary rights;

o   actual or anticipated fluctuations in our operating results;

o   the loss of key management or technical personnel;

o   the loss of major customers or suppliers;

o   the outcome of any future litigation;

o   changes in our financial estimates by securities analysts;

o   general market  conditions  for emerging  growth and technology companies;

o   broad market fluctuations;

o   recovery from natural disasters; and

o   economic conditions in the United States or abroad.

Future sales of our Class A Common Stock in the public market could adversely affect our stock price and our ability to raise funds in new equity offerings. We cannot predict the effect, if any, that future sales of shares of our common stock or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock will have on the market price of our common stock prevailing from time to time. For example, the availability of the shares covered by this S-3 registration statement for sale, or of common stock by our existing stockholders under Rule 144, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities.


                    SAFE HARBOR STATEMENTS UNDER THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus includes "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The safe harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933 apply to forward-looking statements made by us. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negatives or variations of these terms, and other comparable terminology. In addition, any statements discussing strategy that involve risks and uncertainties are forward-looking.

Forward-looking statements involve risks and uncertainties, including those risks and uncertainties identified in the section of this prospectus beginning on page 5 titled "Risk Factors" and those risks and uncertainties identified elsewhere in, or incorporated by reference into, this prospectus. Due to these risks and uncertainties, the actual results that we achieve may differ materially from these forward-looking statements. These forward-looking statements are based on current expectations. In preparing this prospectus, we have made a number of assumptions and projections about the future of our business. These assumptions and projections could be wrong for several reasons including, but not limited to, those factors identified in the "Risk Factors" section.

You are urged to carefully review and consider the various disclosures that we make in this prospectus, any subsequent prospectus supplements and in our other reports filed with the SEC. These disclosures attempt to advise interested parties of the risk factors that may affect our business.


                   ISSUANCE OF SECURITIES TO SELLING SHAREHOLDERS

The Class A Common Stock subject to this prospectus was issued by us to the selling shareholders pursuant to a private offering completed in December 2002. We agreed in this transaction to file a registration statement, of which this prospectus is a part, to register the resale of the securities issued by us in this transaction. All of the shares of Class A Common Stock covered by this prospectus were "restricted securities" under the Securities Act prior to this registration. The transaction under which the securities were issued is described in the following paragraph.

The transaction involved the issuance by us of Class A Common Stock, and warrants to purchase additional shares of Class A Common Stock, to accredited investors through a private offering in December of 2002. The offering was comprised of units sold at a price of $1.00 per unit, each unit consisting of two shares of Class A Common Stock and a warrant to purchase one share of Class A Common Stock. A total of 3,000,000 shares of Class A Common Stock were issued in exchange for $1,500,000, or $0.50 per share. In addition, warrants to purchase 1,500,000 shares of our Class A Common Stock at an exercise price of

$1.00 per share were issued by us to the investors. This prospectus includes all shares and warrants issued under the private offering, with the exception of 1,250,000 shares of Class A Common Stock and warrants to purchase 625,000 shares of Class A Common Stock, which were purchased by officers and directors of the Company through the private offering.

                                 USE OF PROCEEDS

All of the shares of Class A Common Stock being offered under this prospectus are offered by the selling shareholders, which term includes their transferees, pledgees or donees or other successors in interest. The proceeds from the sale of the Class A Common Stock are solely for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sale of Class A Common Stock by the selling shareholders. However, if shares to be sold by the selling shareholders are first to be acquired by them through exercise of options or warrants to purchase shares of Class A Common Stock as described in the previous section (See "Issuance of Securities to Selling Shareholders"), then we would have received the proceeds required for the exercise of the options or warrants previously, or contemporaneously to the selling shareholders' sale of such stock.


                              PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this prospectus and, if applicable, any prospectus supplements may be offered and sold from time to time in one or more transactions by the selling stockholders, which term includes their transferees, pledgees or donees or other successors in interest. These transactions may involve crosses or block transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of Class A Common Stock may be sold by one or more of the following means of distribution:

o on any of the U.S. securities exchanges or quotation services where shares of our common stock are listed or quoted at the time of sale, including NASDAQ where our common stock is listed as of the date of this prospectus;

o   in the over-the-counter market in accordance with the rules of NASDAQ;

o in transactions otherwise than on the exchanges or services or in the over-the-counter market described above;

o   in negotiated transactions or otherwise;

o by pledge or by grant of a security interest in the shares to secure debts and other obligations; o through the writing of options, whether the options are listed on an options exchange or otherwise;

o in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

o a block trade in which the broker-dealer so engaged will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

o   short sales;

    ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

o   a combination of any of the above transactions.

The selling stockholders may also transfer the shares by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. The selling stockholders and any broker-dealers or agents who participate in the distribution of these shares may be deemed to be "underwriters" under the Securities Act and any discount, commission, concession or profits received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. The selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at varying prices at the time of sale, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares of common stock to be made directly or through agents.

The selling stockholders may sell their shares directly to purchasers or may use broker-dealers or agents to sell their shares. Broker-dealers or agents who sell the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both.

Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share. To the extent that these broker-dealers are unable to do so acting as agent for the selling stockholders, they may purchase as principals any unsold shares at the price required to fulfill the broker-dealers' commitment to the selling stockholders. Broker-dealers who acquire shares as principals may thereafter resell these shares from time to time in transactions on any of the U.S. securities exchanges or quotation services where our common stock is listed or quoted, in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale or otherwise. These transactions may involve crosses and block transactions and may involve sales to and through other broker-dealers, including transactions of the nature described above. Moreover, these transactions may be at market prices prevailing at the time of sale or at negotiated prices and, in connection with these resales, these broker-dealers may pay to or receive from the purchasers of these shares commissions computed as described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by it or them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when the selling stockholder takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, and the broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers or other financial institutions. A selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions that involve the delivery of the shares offered hereby to the broker-dealers or other financial institutions, who may then resell or otherwise transfer those shares pursuant to this prospectus. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer, and the broker-dealer may sell the loaned shares offered hereby pursuant to this prospectus or upon a default may sell or otherwise transfer the pledged shares offered hereby pursuant to this prospectus.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. In addition, under the securities laws of certain states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

We have agreed to indemnify the selling stockholders, each of their officers, directors and partners and each person controlling such selling stockholders (within the meaning of Section 15 of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us, each of our officers and directors and each person controlling us (within the meaning of Section 15 of the Securities
Act) against certain liabilities, including liabilities under the Securities
Act.

We have agreed to maintain the effectiveness of the registration statement until the earlier of the following registration termination dates:

    (1) The time that all of the shares of common stock covered by this registration statement are sold in accordance with the intended plan of distribution set forth in this prospectus and/or in a prospectus supplement; or

    (2)   January 31, 2005.

No sales may be made pursuant to this prospectus after the earlier of these registration termination dates unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of the effectiveness of the registration statement.

We will pay all fees and expenses incurred in connection with preparing and filing the registration statement, any amendments to the registration statement, this prospectus and any prospectus supplements. The selling stockholders will pay any legal fees of the selling stockholders, broker's fees or commissions and similar selling expenses, if any, attributable in connection with the sale of common stock, including stock transfer taxes due or payable in connection with the sale of the shares.

We may suspend the effectiveness of the registration statement and, upon receipt of written notice from us, the selling stockholders shall cease using this prospectus if at any time we determine, in our reasonable judgment and in good faith, that sales of shares of common stock pursuant to the registration statement or this prospectus would require public disclosure by us of material nonpublic information that is not included in the registration statement and that immediate disclosure of such information would be detrimental to us.

If we suspend the effectiveness of the registration statement, we shall use our reasonable best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow any proposed sales by the selling stockholders to take place as promptly as possible, subject, however, to our right to delay further sales of shares of common stock until the conditions or circumstances referred to above have ceased to exist or have been disclosed. We agreed with the selling stockholders that our right to delay sales of shares of common stock held by the selling stockholders will not be exercised by us more than twice in any twelve month period and will not exceed 60 days as to any single delay in any twelve month period.

We cannot assure you that the selling stockholders will sell all or any of the common stock offered under the registration statement or any amendment of it.


                              SELLING STOCKHOLDERS

The following table sets forth certain information, received through December 31, 2002, with respect to the number of shares of our Class A Common Stock beneficially owned by each selling stockholder. The information set forth below is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares.

Except as otherwise described below, no selling stockholder, to our knowledge, held beneficially one percent or more of our outstanding Class A Common Stock as of the date of this prospectus. Because the selling stockholders may offer all, some or none of the shares of our Class A Common Stock listed below, no estimate can be given as to the amount or percentage of our Class A Common Stock that will be held by the selling stockholders upon termination of any of the sales.

Except as indicated below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities or the securities of our predecessors. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

The shares of Class A Common Stock offered by this prospectus may be offered from time to time by the selling stockholders named below:

                             SHARES OF CLASS  SHARES OF CLASS A COMMON STOCK
NAMES AND ADDRESSES OF THE   A COMMON STOCK     OFFERED BY THIS PROSPECTUS
SELLING STOCKHOLDERS          BENEFICIALLY
                             OWNED PRIOR TO   Shares Shares Available  Total
                            THE OFFERING (1)  Owned   Under Warrants   Shares
John S. Anderson                 140,000      50,000     25,000        75,000
11804 N. Sundown Drive
Scottsdale, AZ  85260
David J. & Julie R. Dickerson    140,000      50,000     25,000        75,000
11804 N. Sundown Drive
Scottsdale, AZ  85260
Paul D. Anderson                 140,000      50,000     25,000        75,000
9715 N. 94th Place #112
Scottsdale, AZ  85258
David P. & Heidi J. Anderson     140,000      50,000     25,000        75,000
4620 N. 68th Street #164
Scottsdale, AZ  85251
Heartland Systems Co. (2)        700,000     400,000    200,000       600,000
939 Office Park Road, Suite 120
West Des Moines, IA  50265
Richard S. Vanek (3)             710,000     400,000    200,000       600,000
2216 Creekview
Carrollton, TX  75006
Byron L. Stoeser (4)             500,000     300,000    150,000       450,000
19524 230th Avenue, N.E.
Woodinville, WA  98072
The Rhino Fund LLLP (5)          775,000     450,000    225,000       675,000
32065 Castle Court, Suite 700
Evergreen, CO  80439

---------------------------------

(1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of the date set forth in the applicable footnote through the conversion of a security or the exercise of any stock option or other right. Percentage ownership indicated in the footnotes below is based on 20,059,059 shares of our Class A Common Stock outstanding as of January 22, 2003.

(2) Heartland Systems Co. is the beneficial owner of 3.45% of the Company's Class A Common Stock. (Refer to Footnote 5 above.)

(3) Richard S. Vanek is the beneficial owner of 3.49% of the Company's Class A Common Stock. Mr. Vanek is the President of Excel/Meridian Data, Inc., a wholly owned subsidiary of the Company.

(4) Byron Stoeser is the beneficial owner of 2.47% of the Company's Class A Common Stock.

(5) The Rhino Fund, LLLP beneficially owns 3.82% of the Company's Class A Common Stock.


                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 75,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. There were 20,559,059 shares of Class A Common Stock issued, 20,059,059 shares of Class A Common Stock outstanding, and no shares of Class B Common Stock issued and outstanding as of January 22, 2003. There were 53,186 shares of Series B Convertible Preferred Stock outstanding as of January 22, 2003. There were no other shares of preferred stock outstanding at January 22, 2003. Shares of the Series B Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of thirteen shares of Class A Common Stock for every one share of Series B Convertible Preferred Stock. As of January 22, 2003, options to purchase 5,755,875 shares of Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.97. In addition, as of January 22, 2003, the Company had 3,235,715 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $1.04. Our Class A Common Stock is traded on the NASDAQ SmallCap Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B Common Stock are entitled to one-one hundredth of one vote per share of Class B Common Stock on all matters to be voted on by our shareholders. Our Class A Common Stock and our Class B Common Stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation.

Arizona Corporate Takeover Act and Certain Charter Provisions

We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

o the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

o a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

o   we make the offer available to all holders of shares of our capital stock.

Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of

o   at least 20% but less than 33 1/3%;

o   at least 33 1/3% but less than or equal to 50%; or

o   more than 50% of the voting power of our capital stock.

The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition,
Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless:

o the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

o the business combination is approved by our shareholders (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

o   the business combination satisfies each of certain statutory requirements.

Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

o In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

o the authority of our Board of Directors to fill vacancies on the Board of Directors;

o the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our Board of Directors may determine;

o a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

o a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                  LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the Class A Common Stock offered hereby will be passed upon by The Law Office of Steven
P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 145,000 shares of our Class A Common Stock on an as-converted basis. Additionally, Steven P. Oman, Esq. is a director of our company and serves as our general counsel.

Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

The only material litigation in which the Company is a party to is a derivative suit, filed on January 30, 2003, by Richard C. Jones on behalf of Technology Systems International, Inc., a Nevada corporation ("TSIN") versus the Company, its wholly owned subsidiary, Technology Systems International, Inc., an Arizona corporation ("TSIA"), and all of the directors of TSIN. The venue for the action is the Arizona Superior Court in and for Maricopa County, Arizona, as case number CV2003-001937. The complaint sets forth various allegations and seeks equitable remedies and damages arising out of the Company's acquisition of substantially all of the assets of TSIN. As stated in previous periodic reports filed by the Company with the SEC concerning this matter, the Company's management, in consultant with legal counsel, believes the plaintiff's claims are without merit and the Company will aggressively defend the action.

                                     EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 have been audited by Semple & Cooper, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 which was filed with the Securities and Exchange Commission. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                      INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplements, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplements. Information that we file subsequently with the SEC, but prior to the termination of this offering, will automatically update this prospectus and any outstanding prospectus supplements and supersede this information. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1. Our annual report on Form 10-KSB for the fiscal year ended June 30, 2002, including our audited consolidated financial statements for the fiscal year ended June 30, 2002 attached thereto, filed with the SEC on September 30, 2002;

2. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

3. Our quarterly report on Form 10-QSB for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003.

4. Our quarterly report on Form 10-QSB for the quarter ended December 31, 2002, filed with the SEC on February 14, 2003.

5. Our quarterly report on Form 10-QSB for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002.

6. Our Proxy Statement for our Annual Meeting of Shareholders to be held on November 22, 2002, filed with the SEC on October 16, 2002.

7. Our Form S-3 Registration Statement filed with the SEC on November 27, 2002.

8. Our Form S-8 Registration Statement filed with the SEC on January 22, 2003.

We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is (480) 607-1010.

Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplements will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplements to the extent that a statement contained in this prospectus or incorporated by reference in this prospectus or in any prospectus supplements or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplements modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplements. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being registered. None of the following expenses will be borne by the selling stockholders unless specifically indicated below.

Registration fee                                        $       109
Printing expenses*                                      $       200
Accounting fees and expenses*                           $     1,000
Legal fees and expenses*                                $     1,000
Miscellaneous*                                          $       500

                                                        -----------
Total*                                                  $     2,809

* Estimated

Item 15. Indemnification of Directors and Officers.
The General Corporation Law of the State of Arizona allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
o the person actually received an improper personal benefit in money, property or services; or

o in the case of any criminal proceeding, the person had reasonable cause to believe that the act o or omission was unlawful.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

o by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the Board of Directors designated to act in the matter;

o by special legal counsel selected by the board or board committee by the vote set forth above, o or, if such vote cannot be obtained, by a majority of the entire board; or

o   by the stockholders.

If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

An Arizona corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Arizona law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Arizona law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. An Arizona corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

Under Arizona law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Our bylaws provide that we shall indemnify each director, officer or employee

o to the fullest extent permitted by the General Corporation Law of the State of Arizona, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan; and

o to the fullest extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Arizona in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time a director, officer or employee of the corporation, or is or was at any time serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

o to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

o to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have adopted, in our articles of incorporation, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Arizona.

Item 16. Exhibits.

    EXHIBIT
    NUMBER      DESCRIPTION OF EXHIBIT
    4.1 Second Restated Articles of Incorporation. Exhibit 3.1 to the quarterly report on Form 10-QSB for Alanco Technologies, Inc. for the quarter ended September 30, 2002 filed with the SEC on November 14, 2002 is incorporated by reference herein.

    4.2 Amended and Restated Bylaws. Exhibit 3.2 to the annual report on Form 10-KSB for Alanco Technologies, Inc. for the fiscal year ended June 30, 2002 filed with the SEC on September 30, 2002 is incorporated by reference herein.

    5      Opinion of Law Office of Steven P. Oman, P.C.

    23.1   Consent of Law Office of Steven P. Oman, P.C.(included in Exhibit 5).

    23.2   Consent of Semple & Cooper, LLP, Independent Auditors.

    24.1 Power of Attorney. Located following signature page of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:
         (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 25, 2003.

                                          ALANCO TECHNOLOGIES, INC.
                                          an Arizona corporation


                                          By:      /s/ Robert R. Kauffman
                                                   Robert R. Kauffman
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Robert R. Kauffman and John A. Carlson, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                       Title                        Date

/s/ Robert R. Kauffman    Chief Executive Officer(Principal
----------------------    Executive Officer),  Director and  February 25, 2003
Robert R. Kauffman        Chairman of the Board

/s/ John A. Carlson       ChiefFinancial Officer(Principal
-------------------       Financial Officer and Principal    February 25, 2003
John A. Carlson           Accounting Officer) and Director


/s/ Harold S. Carpenter   Director                           February 25, 2003
-----------------------
Harold S. Carpenter

/s/ Donald E. Anderson    Director                           February 25, 2003
----------------------
Donald E. Anderson

/s/ James T. Hecker       Director
------------------
James T. Hecker                                              February 25, 2003


/s/ Thomas C. LaVoy       Director
-------------------
Thomas C. LaVoy                                              February 25, 2003


/s/ Steven P. Oman        Director                           February 25, 2003
------------------
Steven P. Oman

                                  Law Office of
                              STEVEN P. OMAN, P.C.

                           Gold Dust Corporate Center

                         10446 N. 74th Street, Suite 130
Telephone:(480)348-1470    Scottsdale, Arizona 85258    Facsimile:(480)348-1471
                                                      e-mail: soman@omanlaw.net

                                February 24, 2003

Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Alanco Technologies, Inc. (the "Company") in connection with the registration by the Company of 2,625,000 shares of its Class A Common Stock (the "Shares"), that may be offered and sold by certain stockholders of the Company from time to time. We have assisted the Company in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-B.

In connection with the foregoing, we have examined, among other things, the Registration Statement and certified copies of the Company's Second Restated Articles of Incorporation, the Company's Bylaws, as amended, Resolutions of the Company's Board of Directors, and such other documents, including copies of warrant agreements, subscription agreements, and the Company's Private Offering Memorandum pursuant to which shares of the Company's Class A Common Stock were or may be issued.

In connection with our review, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of officers and agents of the Company and public officials.

Based on the foregoing, we are of the opinion that (i) the Shares issued were validly issued, fully paid and nonassessable at the time of their issuance, and
(ii) when Shares are issued out of the Company's duly authorized Class A Common Stock upon exercise of, and pursuant to the provisions of, the existing warrant agreements and the Company has received the consideration therefor in accordance with the terms of the warrant agreements, the Shares so issued will be validly issued, fully paid and non-assessable.

This opinion is limited to the corporate laws of the State of Arizona, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof.

We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,

                                            LAW OFFICE OF STEVEN P. OMAN, P.C.


                                            By: /s/ Steven P. Oman
                                               -------------------
                                               Steven P. Oman

               Consent of Independent Certified Public Accountants


Alanco Technologies, Inc.
Scottsdale, Arizona

As independent public accountants, we hereby consent to the incorporation by reference in the S-3 registration statement of our report dated September 27, 2002, included in the Company's Form 10-KSB for the year ended June 30, 2002, and to all references to our firm included in this registration statement.



/S/ SEMPLE & COOPER, LLP



Phoenix, Arizona
February 24, 2003